Exhibit 16.1

December 13, 2024

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Chagee Holdings Limited pursuant to Item 16F of Form 20-F (copy attached), which we understand will be submitted to the Securities and Exchange Commission as part of the Registration Statement on Form F-1 of Chagee Holdings Limited on December 13, 2024. We agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/PricewaterhouseCoopers Zhong Tian LLP

Beijing, the People’s Republic of China

Attachment:

CHANGE IN REGISTRANTS CERTIFYING ACCOUNTANT

On October 30, 2024, our board of directors decided to dismiss PricewaterhouseCoopers Zhong Tian LLP, or PwC, our prior independent registered public accounting firm, and appointed KPMG Huazhen LLP, or KPMG, as our new independent registered public accounting firm.

The reports of PwC on our consolidated financial statements for each of the years ended December 31, 2022 and 2023 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles. During the years ended December 31, 2022 and 2023 and the subsequent interim period through October 30, 2024, (i) there had been no “disagreements” (as the term is defined in Item 16F(a)(1)(iv) of Form 20-F) between PwC and us on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PwC would have caused them to make a reference thereto in their reports on the financial statements for such years, and (ii) during the years ended December 31, 2022 and 2023 and the subsequent interim period through October 30, 2024, there have been no “reportable events” as the term is defined in Item 16F(a)(1)(v) of Form 20-F, except for the material weaknesses in the Company’s internal control over financial reporting related to: (1) not having sufficient written period-end closing policies and procedures for the preparation of our consolidated financial statements and (2) not having sufficient financial reporting and accounting personnel with appropriate knowledge of accounting principles generally accepted in U.S. GAAP to (i) properly address complex accounting transactions, and (ii) prepare and review consolidated financial statements and related disclosures in accordance with U.S. GAAP.

Our board of directors has discussed the above material weaknesses with PwC and we have authorized PwC to respond fully to the inquiries made by KPMG concerning the subject matter of each such reportable event.

Subsequent to PwC's dismissal on October 30, 2024, we restated our previously issued consolidated financial statements for the years ended December 31, 2022 and 2023 as disclosed in Note 1(c) of our current consolidated financial statements and unaudited interim condensed consolidated financial statements for the nine months ended September 30, 2023 as disclosed in Note 1(b) of our current unaudited interim condensed consolidated financial statements.

We provided a copy of this disclosure to PwC and requested it to furnish us with a letter addressed to the SEC stating whether it agrees with the above statements, and if not, stating the respects in which it does not agree. PwC furnished such letter dated December 13, 2024 as the Exhibit 16.1 to this registration statement.

During the years ended December 31, 2022 and 2023, and the subsequent interim period through October 30, 2024, neither we nor any person on our behalf consulted with KPMG regarding either (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on our financial statements and no written or oral advice was provided by KPMG was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was the subject of a disagreement or reportable event as defined in the Form 20-F.